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                          ECOLAB
                   MIRROR SAVINGS PLAN

             SECOND DECLARATION OF AMENDMENT


Pursuant to Section 1.3 of the Ecolab Mirror Savings Plan ("Plan") and Section
5.1 of the Ecolab Inc. Administrative Document for Non-Qualified Benefit Plans which is incorporated into the Plan by reference ("Administrative Document"), the Company amends the Plan as set forth below.

1.     Subsection 3.3(2)(a) of the Plan is hereby amended to read as follows:

       "(a)      IN GENERAL.  Except as described in paragraph (b) of this
    Subsection, the Employers shall credit the Account of an Executive with a Matching Contribution equal to 50% of the Executive's Bonus Deferrals hereunder which Bonus Deferrals do not exceed the lesser of (i) 6% of the Executive's Bonus, or (ii) the excess of the Executive's Base Salary and Bonus in respect to the Plan Year in which the Bonus was earned (excluding severance) over the maximum compensation which could be considered under the Savings Plan in such Plan Year under Section 401(a)(17) of the Code."

2.     This amendment to the Plan shall be effective as of January 1, 1997.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its authorized officers and its corporate seal affixed, this 2nd day of December, 1996.


                                ECOLAB INC.
  (Seal)
                                By:  /s/ Michael E. Shannon
                                   -----------------------------------------
                                     Michael E. Shannon
                                     Chairman of the Board, Chief Financial
                                     and Administrative Officer


Attest:  /s/ Kenneth A. Iverson
     --------------------------------
      Kenneth A. Iverson
      Vice President and Secretary